Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of March 15, 2024, is entered into between Yeimalis Acevedo-Rasmussen, an individual (“Seller”), and La Rosa Holdings Corp., a Nevada corporation (“Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Seller owns five hundred (500) issued and outstanding shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of La Rosa Realty California, a California corporation (the “Company”), representing percent (50%) of all of the issued and outstanding shares of capital stock of the Company; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, one (1) Share, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.01), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Share, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”), for the consideration specified in Section 1.02.

Section 1.02 Purchase Price. The aggregate purchase price for the Share shall be $2,413.99 (the “Purchase Price”), payable in shares of unregistered shares of common stock, par value $0.0001 per share, of Buyer (the “Common Stock”) as set forth on Schedule A attached hereto (the “Buyer Shares”), based on the official closing price of the Share of Common Stock as reported by The Nasdaq Stock Market, LLC on the trading day immediately prior to the Closing Date.

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) at a place and manner as the parties may mutually agree upon.

Section 2.02 Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a) A duly executed stock power, the form of which is attached hereto as Exhibit A, duly transferring the Share to Buyer.

(b) Seller’s resignation from the board of directors of the Company, the form of which is attached hereto as Exhibit B;

(c) A duly executed unanimous written consent, in the form attached hereto as Exhibit C, of the board of directors of the Company therein appointing Joseph La Rosa as a member of the Company’s board of directors and accepting Seller’s resignation as a member of the Company’s board of directors, effective as of the Closing Date.

(d) A duly executed Leak-Out Agreement, the form of which is attached hereto as Exhibit D;

(e) A duly executed Proxy Agreement, the form of which is attached hereto as Exhibit E;

(f) A duly executed Cross Receipt, the form of which is attached hereto as Exhibit F;

(g) Any other documents as may be reasonably requested by Buyer.

Section 2.03 Buyer’s Deliverables. At the Closing, Buyer shall deliver the Seller the following:

(a) The Buyer Shares;

(b) A duly executed Leak-Out Agreement, the form of which is attached hereto as Exhibit D;

(c) A duly executed Proxy Agreement, the form of which is attached hereto as Exhibit E;

(d) A duly executed Cross Receipt, the Form of which is attached hereto as Exhibit F;

As used herein, “Transaction Documents” shall mean this Agreement, the Stock Power, the Resignation, the Board Resolutions, the Leak-Out Agreement, the Proxy Agreement, the Cross Receipt, and any and all other documents or agreements executed in connection with the transactions contemplated hereby, including but not limited to any schedules, exhibits, and ancillary agreements referenced herein.

Section 2.04 Book Entry Form of Buyer Shares. It is hereby agreed and acknowledged by the Seller that the Buyer Shares issued as consideration for the Share under Section 1.02 shall be issued in book-entry form. The Buyer shall instruct its transfer agent to credit the account of Seller with the Buyer Shares in such form, evidencing the Seller’s ownership of said shares without the need for physical certificates. The transfer agent shall provide Seller with a statement reflecting the credit of the Buyer Shares to Seller’s account promptly following the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents, warrants and covenants to Buyer as to the following:

Section 3.01 Title to the Share. Seller is the record and beneficial owner of the Share, free and clear of all Encumbrances (other than restrictions on transfer arising under applicable state or federal securities laws). Upon the consummation of the transactions contemplated by this Agreement, Buyer shall acquire from such Seller good, valid, and marketable title to the Share, free and clear of any Encumbrance (other than restrictions on transfer arising under applicable state or federal securities laws). “Encumbrance” means any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance.

Section 3.02 Enforceability. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution, and delivery by Buyer) this Agreement constitutes a legal, valid, and binding obligation of Seller enforceable against such Seller in accordance with its terms. When each Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller, such Transaction Document will constitute a legal and binding obligation of the Seller enforceable against it in accordance with its terms.

Section 3.03 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not require the consent, notice or other action by any individual, corporation, partnership, trust, limited liability company, association, or other entity (“Person”) under any contract to which Seller is a party. No consent or approval is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby.

Section 3.04 Legal Proceedings. There are no legal proceedings or claims pending or, to such Seller’s knowledge, threatened against or by Seller relating to or that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 3.05 Accredited Investor and Sophisticated Purchaser Acknowledgment. Seller hereby represents and warrants to Buyer that Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a “sophisticated purchaser” as defined by the Securities Act, capable of evaluating the merits and risks of the investment in the Buyer Shares. Seller acknowledges that the investment in the Buyer Shares involves a high degree of risk and is capable of bearing the entire loss of its investment.

Section 3.06 Investment Purpose. Seller is acquiring the Buyer Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act.

Section 3.07 Restricted Shares Acknowledgment. Seller hereby acknowledges and agrees that the Buyer Shares to be received by Seller as consideration for the sale of the Share pursuant to this Agreement are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. Seller understands that the Buyer Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Buyer Shares or an available exemption from registration under the Securities Act, the Buyer Shares must be held indefinitely. Seller further acknowledges that Seller is familiar with Rule 144, as in effect on the date hereof, and understands the resale limitations imposed thereby and by the Securities Act.

Section 3.08 Restrictive Legends. The Buyer understands that until such time as the Buyer Shares have been registered under the Securities Act or until the Buyer Shares may be sold pursuant to Rule 144, Rule 144A under the 1933 Act, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Buyer Shares):

“The shares of common stock evidenced by this [entry/certificate] have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities act (“State Act”). They may not be sold or offered for sale or otherwise transferred in any manner except: (i) in conjunction with an effective registration statement as to the shares under the Act, and any applicable State Act, (ii) pursuant to the terms of Rule 144 under the Act, or (iii) pursuant to an opinion of counsel satisfactory to the Company that such registration or compliance with Rule 144 is not required.

“The shares evidenced by this [entry/certificate] are subject to a Leak-Out Agreement, dated as of March 15, 2024, between the Issuer and the Holder, a copy of which is on file with the Secretary of the Issuer. The Leak-Out Agreement restricts the sale, disposition, transfer, assignment, pledge, hypothecation, or any transaction to such effect of the shares represented by this certificate, directly or indirectly, including, without limitation, any sales, short sales, swaps or any derivative transactions equivalent to any sales or short positions. During the Leak-Out Period, as defined in the Leak-Out Agreement, the Holder is entitled to dispose of only one-twelfth (1/12) of the shares per calendar month. Any attempt to dispose of these shares in violation of the Leak-Out Agreement may result in severe legal consequences.”

Section 3.09 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Transaction Document based upon arrangements made by or on behalf of such Seller.

Section 3.10 Seller Assistance. Seller hereby agrees to take all necessary actions and to provide all reasonable assistance to Buyer as may be required to effectively execute and complete the transactions contemplated by this Agreement, including but not limited to, executing any additional documents, providing requisite information, and obtaining necessary consents, approvals, or waivers that may be required to fully effectuate and realize the intentions and objectives of this Agreement.

ARTICLE IV
Representations and warranties of BUYER

Buyer represents, warrants and covenants to Seller as to the following:

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and each Transaction Document constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the articles of incorporation, bylaws, or other governing documents of Buyer; (b) violate or conflict with any provision of any law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by Person.

Legal Opinion Payment. Upon the request of the Buyer from to time to time (for no more than two requests per year), the Seller shall be responsible (at its cost) for promptly supplying to the Buyer’s transfer agent and the Buyer a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the Buyer Shares by the Buyer or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Buyer Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement) or other applicable exemption (provided the requirements of such other applicable exemption are satisfied). In addition, the Buyer may (at its own cost) at any time secure its own legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion. The Company hereby agrees that it may never take the position that it is a “shell company” in connection with its obligations under this Agreement or otherwise.

Section 4.03 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE V
INDEMNIFICATION

Section 5.01 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE V, Seller shall indemnify and defend each of Buyer and its affiliates (including the Company) and their respective representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all losses incurred or sustained by, or imposed upon, Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or the other Transaction Documents; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or the other Transaction Documents.

Section 5.02 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE V, Buyer shall indemnify and defend each of Seller and its affiliates and their respective representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or the other Transaction Documents; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 5.03 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such action, the Indemnified Party may, but shall not be obligated to, defend against such action in such manner as it may deem appropriate, including settling such action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 5.04 Survival. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing and shall remain in full force and effect for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus 60 days. Notwithstanding the foregoing, any claims which are timely asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 5.05 Cumulative Remedies. The rights and remedies provided for in this ARTICLE V are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VI
MISCELLANEOUS

Section 6.01 Approval and Inspection Rights. The Seller, as long as Seller remains a stockholder of the Company, shall retain the right to vote on, or approve, any decisions that may have a direct or indirect effect on the growth, expansion, consolidation, and restructuring of the Company. Furthermore, as long as the Seller remains a stockholder of the Company, Seller shall have the right to inspect the books and records of the Company, and to receive dividends or distributions of profits as determined by the Company.

Section 6.02 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.03 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02):

If to Seller:	Yeimalis Acevedo-Rasmussen [*] Email: yeimalis@larosarealtycorp.com
If to Buyer:	La Rosa Holdings Corp. 1420 Celebration Boulevard, 2nd Floor Celebration, FL 3446 Attention: Joseph La Rosa, Chief Executive Officer Email: joe@larosarealty.com
with a copy (which shall not constitute notice) to:	Sichenzia Ross Ference Carmel LLP 1185 Ave. of the Americas, 31st Floor New York, NY 10036 Attention: Ross D. Carmel, Esq. Email: rcarmel@srfc.law

Section 6.04 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 6.06 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, any exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 6.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 6.09 Governing Law; Submission to Jurisdiction. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Florida in each case located in the city and county of Buyer, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

By:
Name:	Yeimalis Acevedo-Rasmussen

BUYER:

LA ROSA HOLDINGS CORP.

By:
Name:	Joseph La Rosa
Title:	Chief Executive Officer

Schedule A

Number of Shares being sold by Seller to Purchaser:	One (1) share of common stock of La Rosa Realty California
Purchase Price/Buyer Shares:	$2,413.99, payable in 1387 shares of unregistered shares of common stock of La Rosa Holdings Corp., based on $1.74, the official closing price of the Buyer’s Common Stock reported by the Nasdaq Stock Market LLC on www.nasdaq.com on March 14, 2024.

Exhibit A

Stock Power

Exhibit B

Resignation

Exhibit C

Board Resolutions

Exhibit D

Leak-Out Agreement

Exhibit E

Proxy Agreement

Exhibit F

Cross Receipt